UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): February 25, 2005
Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 25, 2005, Bakers Footwear Group, Inc. (the “Company”) issued a press release regarding matters discussed under Item 4.02 below, which include adjustments to previously issued financial statements. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On February 25, 2005, the Company announced that it will correct its lease accounting to include the build out period as part of the straight line rental calculation in compliance with FASTB No. 85-3. This correction will result in the restatement of operating results and financial position for the fiscal years 1999 through 2003 and for the first thirty-nine weeks of 2004. The cumulative impact of these changes at October 2, 2004 is to increase assets by approximately $1.4 million, from $42.2 million to $43.6 million, increase liabilities by approximately $1.8 million, from $17.9 million to $19.7 million, and reduce stockholders’ equity by approximately $375,000, from $24.3 million to $23.9 million.

     After consultation with its external auditors, the Company is changing the period of time over which it recognizes rent expense. Previously, the Company recognized rent expense over the lease term specified in the lease agreement. The Company will now recognize rent expense beginning when it takes possession of the leased premises, generally six to eight weeks prior to the beginning of the lease term. The Company will also begin to amortize landlord allowances as a reduction of rent expense effective with this earlier date. This change does not affect the timing or amount of actual rent payments.

     The Company will also correct previously issued balance sheets to reflect the accelerated recognition of landlord allowances and related amortization. The Company previously announced that it would correct its treatment of landlord allowances in the fourth quarter of 2004. These changes, which are immaterial, are included in the effects described above.

     These changes reduced net income recognized in fiscal 2001, 2002, and 2003 by approximately $62,000, $224,000 and $45,000 respectively. For the thirty-nine weeks ended October 2, 2004, this change increases the loss before income taxes by approximately $235,000, but only increases net loss by approximately $5,000 (primarily as a result of a nonrecurring tax benefit related to the Company’s conversion from an S corporation to a C corporation effective January 4, 2004).

     As a result of the Company’s determination on February 25, 2005 to restate its consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2003 and its quarterly reports on Form 10-Q for each of the first three quarters of fiscal year 2004, such previously issued financial statements should no longer be relied upon. The restated financial statements will be reflected in an amended Form 10-K filing for fiscal year 2003 and amended Form 10-Q filings for the first three quarters of fiscal year 2004.

Item 8.01. Other Events.

     On February 25, 2005, the Company issued a press release announcing that it was correcting its lease accounting and making certain adjustments to previously issued financial statements. The information set forth in Item 4.02 is incorporated herein by reference. The Company’s press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits

99.1	Company’s February 25, 2005 press release relating to adjustments to previously issued financial statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: February 25, 2005	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Chief Financial Officer, Vice President-Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Registrant’s February 25, 2005 Press Release relating to its restatement of previously issued financial statements.